SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          May 21, 1996
                                                 ----------------------------


                            CAREER HORIZONS, INC.
                          -------------------------
           (Exact name of registrant as specified in its charter)

         DELAWARE                 0-23534           22-3038096
       ------------             -----------       --------------
 (State or other jurisdiction   (Commission        (IRS Employer
     of incorporation)          File Number)    Identification No.)


          177 Crossways Park Drive, Woodbury, NY       11797
         -----------------------------------------   ---------
         (Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code    (516) 682-1400
                                                      ---------------
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ITEM 5.   Other Events

On May 17, 1996, Career Horizons, Inc. (the "Registrant") acquired the business of WHY Systems, Inc. ("WHY"), a provider of information technology professionals for supplemental staffing.

Based in Vienna, Virginia, WHY provides information technology consultants with a broad range of skills and experience to organizations in the greater Washington, D.C. area. In addition, WHY offers temp-to-perm, total project management and personnel outsourcing services. WHY had revenues of approximately $3.5 million for the year ended December 31, 1995.

Terms of the acquisition of the privately-held firm were not disclosed. The Registrant funded the acquisition from working capital.

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CAREER HORIZONS, INC.
                                            (Registrant)



Date:  May 21, 1996                 By: /s/ Michael T. Druckman
       -------------                    -----------------------
                                        Michael T. Druckman
                                        Senior Vice President,
                                        Treasurer and Asst. Secretary
                                        (Principal Financial and
                                          Accounting Officer)

                  CAREER HORIZONS, INC. and SUBSIDIARIES

                            INDEX TO EXHIBITS


EXHIBIT NO.    DESCRIPTION
- -----------    ------------
   99           Press Release Announcing the Acquisition of WHY Systems,
                Inc.